UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2007

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6 Manor Parkway, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

Item 1.01 Entry into a Material Definitive Agreement.

On January 9, 2007, Standex International Corporation, a Delaware corporation (“Standex”) and the shareholders of Associated American Industries, Inc., a Texas corporation, (“AAI”) contemporaneously entered into and consummated a Stock Purchase Agreement pursuant to which Standex acquired all of the outstanding stock of AAI (the “Agreement”).  Pursuant to the Agreement, Standex has paid approximately $85 million in cash for the aggregate outstanding shares of AAI.  The Purchase Price is subject to adjustments for changes in the net assets and for downward changes in earnings before interest and taxes as further defined in the Agreement.

The parties have also entered into certain ancillary agreements including an escrow agreement and employment agreements which include non-competition covenants.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by the actual text of the Agreement which is attached hereto as Exhibit 10.1.  A copy of the January 10, 2007 press release related to the transaction is attached hereto as Exhibit 99.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 9, 2007, Standex International Corporation, a Delaware corporation (“Standex”) and the shareholders of Associated American Industries, Inc., a Texas corporation, (“AAI”) contemporaneously entered into and consummated a Stock Purchase Agreement pursuant to which Standex acquired all of the outstanding stock of AAI (the “Agreement”).  Pursuant to the Agreement, Standex has paid approximately $85 million in cash for the aggregate outstanding shares of AAI.  The acquisition was largely funded through borrowings under Standex’s credit agreement.  The Purchase Price is subject to adjustments for changes in the net assets and for downward changes in earnings before interest and taxes as further defined in the Agreement.

The parties have also entered into certain ancillary agreements including an escrow agreement and employment agreements which include non-competition covenants.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by the actual text of the Agreement which is attached hereto as Exhibit 10.1.  A copy of the January 10, 2007 press release related to the transaction is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.  The financial statements of AAI required by this item are not included with this report of the completed acquisition under Item 2.01.  The required financial statements will be filed by amendment not later than 71 calendar days after the date this Form 8-K was required to be filed.

(b) Pro-Forma Financial Information.  The pro forma financial statements of AAI required by this item are not included with this report of the completed acquisition under Item 2.01.  The required pro forma financial statements will be filed by amendment not later than 71 calendar days after the date this Form 8-K was required to be filed.

(d) Exhibits.

Exhibit 10.1

Stock Purchase Agreement By And Among The Shareholders Of Associated American Industries, Inc. And Standex International Corporation dated January 9, 2007.

Exhibit  99.1

Press Release dated January 10, 2007, announcing the acquisition of AAI.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Christian Storch
Christian Storch Chief Financial Officer

Date: January 11, 2007

Signing on behalf of the registrant and as principal financial officer